UNITED STATES SECURITIES AND
                               EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 9, 2008


                             YELLOW HILL ENERGY INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   333-143626
                            (Commission File Number)

                                   20-8642477
                       (IRS Employer Identification No.)

           10B Time Centre, 53-55 Hollywood Road, Central, Hong Kong
             (Address of principal executive offices and Zip Code)

                                 852 2521 5455
               Registrant's telephone number, including area code

                350-409 Granville Street, Vancouver, BC V6C 1T2
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 9, 2008 Craig Lindsay resigned as our president, chief financial officer and director and Sean Mitchell resigned as our secretary, treasurer and director. As a result on September 9, 2008 we appointed Jay Jhaveri as president, secretary, treasurer, director and chief financial officer of our company.

Our board of directors and officers now is Jay Jhaveri.

Mr. Jhaveri has an MBA from London Business School, and speaks six languages, including Hindi, Mandarin and Cantonese. He has worked and lived in eight countries across Asia, Europe and North America.

Mr.  Jhaveri  has  over  11  years  of  business   experience  as  a  successful
entrepreneur and technology consultant in a variety of industries including media/entertainment, IT hardware, e-commerce, and financial services. During his career, Mr. Jhaveri has helped many companies establish their presence across Asia.

FAMILY RELATIONSHIPS

There are no family relationships with Mr. Jhaveri or any of our other directors and officers.

CERTAIN RELATED TRANSACTIONS AND RELATIONSHIPS

We have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the company's total assets at year end for the last two completed fiscal years and in which, to our knowledge, Mr. Jhaveri has had or will have a direct or indirect material interest.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YELLOW HILL ENERGY INC.


/s/ Jay Jhaveri
------------------------
Jay Jhaveri
President

September 9, 2008

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